Exhibit 10.11
                                 First Amendment
                                     to the
                         SAVINGS PLAN FOR THE EMPLOYEES
                            OF ALBEMARLE CORPORATION


In accordance with Section 10.01 of the Savings Plan for the Employees of Albemarle Corporation (the "Plan"), the Plan is hereby amended as follows:

1.  The Plan is amended by adding a new Article VA thereof to read as follows:

                                   ARTICLE VA

                          Employee Stock Ownership Plan

5A.01.   Employee Stock Ownership Plan.

Effective as of December __, 2001, all Company Stock invested in the Albemarle Corporation Common Stock Fund which is allocated to Member's Accounts shall constitute an Employee Stock Ownership Plan.

5A.02. Definitions. For purposes of the Plan, the following terms shall have the following meanings:

(a) "Company Stock" means common stock of Albemarle Corporation, or other stock that constitutes "qualifying employer securities," as defined in Section 4975(e)(8) of the Code.

(b) "Albemarle Corporation Common Stock Fund" or "Albemarle Stock Fund" means the Investment Fund within the Trust Fund which holds Company Stock allocated to a Member's Account. The Albemarle Corporation Common Stock Fund shall be maintained as an Investment Fund at all times during which a portion of the Plan is intended to constitute an ESOP.

(c) "Employee Stock Ownership Plan" or "ESOP" means the portion of the Plan that is intended to be a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of Sections 401(a), 409, and 4975(e)(7) of the Code. The ESOP shall consist of all amounts held in the Albemarle Corporation Common Stock Fund which is allocated to Member's Accounts. The ESOP is intended to be invested primarily in Company Stock.


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5A.03    Discrimination Testing.

The portion of the Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Sections 1.401(k)-1(g)(11) and 1.410(b)-7(c)(2), shall be tested separately for the purpose of applying the discrimination tests of Code Sections 401(a)(4), 401(k), 401(m) and 410(b).

5A.04    Diversification Rights.

Notwithstanding Section 5.02(c) of the Plan, if a Member attains age fifty-five
(55) and has completed at least ten (10) Years of Service (so that the Member is a "Qualified Participant"), such Qualified Participant shall be permitted to elect to transfer to any Investment Fund or combination of Investment Funds a portion of the balance in the Member's Account invested in the Albemarle Corporation Common Stock Fund (the "Diversification Election") in accordance with the following provisions:

(a) Such Qualified Participant shall be permitted to make the Diversification Election, in such manner as the Administrator may prescribe, during the ninety
(90) day period immediately following the close of each Plan Year during the Qualified Election Period (the "Diversification Election Period"). For purposes of this Section 5A.04, the "Qualified Election Period" means the period of six consecutive Plan Years beginning with the Plan Year during which the Member becomes a Qualified Participant.

(b) For each of the first five Plan Years in the Qualified Election Period, such Qualified Participant shall be permitted to reallocate to other Plan Investment Funds, up to twenty-five (25) percent of the value credited to the Member within the Albemarle Corporation Common Stock Fund (less any amounts that such Qualified Participant reallocated previously under this Section 5A.04). For the sixth Plan Year in the Qualified Election Period, such Qualified Participant shall be permitted to reallocate up to fifty (50) percent of the value credited to the Member within the Albemarle Corporation Common Stock Fund (less any amounts that such Qualified Participant reallocated previously under this
Section 5A.04).

(c) The amount that may be reallocated during the Qualified Election Period shall be determined as of the last day of the preceding Plan Year by multiplying the value credited to the Qualified Participant within the Albemarle Corporation Common Stock Fund (including the value of which has been previously reallocated pursuant to this Section 5A.04 determined at the time of such reallocation) by twenty-five (25) percent or, with respect to a Qualified Participant's Diversification Election for the sixth Plan Year in the Qualified Election Period, by fifty (50) percent, reduced by the value that has previously been reallocated by such Qualified Participant pursuant to this Section 5A.04.

(d) A Diversification Election pursuant to this Section 5A.04 shall be effective no later than ninety (90) days after the end of the Diversification Election Period.

5A.05    Dividends on Company Stock.

Effective with respect to cash dividends paid on shares of Company Stock allocated to a Member's Account in calendar year 2002 or later, the Member (or his Beneficiary if applicable) shall have the right to receive payment of such dividends in lieu of reinvestment of the dividends in Company Stock. An election by a Member or Beneficiary to receive payment of dividends under this Section 5A.05 shall be made in the manner designated by the Administrator provided that,
(1) any Member or Beneficiary who fails to make an affirmative election to receive payment of dividends within the time prescribed for such election by the Administrator shall be deemed to have elected to retain such dividends in the Plan and (2) any election by a Member or Beneficiary to receive payment of dividends in lieu of reinvestment shall remain in effect until such election is revoked by the Member or Beneficiary. In no event shall dividends be paid to the Member or Beneficiary later than ninety (90) days after the close of the Plan Year in which such dividends were paid to the Plan."

2. Section 7.05 of the Plan is amended by adding the following sentence after the last sentence thereof:

        "Notwithstanding the foregoing, a Member may elect to receive his entire
         Account balance in whole shares of Company Stock by directing a transfer of his Account balance to the Albemarle Stock Fund and receiving a distribution of his entire Account balance in whole shares of Company Stock from the Albemarle Stock Fund."



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3.  This First Amendment shall be effective as of December 14, 2001.

    IN WITNESS WHEREOF, the Corporation by its duly authorized officer and with its seal affixed, has caused these presents to be signed this 14th day of December, 2001.

                                              ALBEMARLE CORPORATION





                                                    /s/ C.B. WALKER

                                              Vice Chairman of the Board and
                                              Chief Financial Officer